Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet - QUICK *** EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

SVF INVESTMENT CORP. 3

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on XXXX XX, 2022.

INTERNET -

www.cstproxyvote.com

If you plan to attend the extraordinary general meeting via the Internet to vote your proxy, please have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote  at the Meeting -

If you plan to attend the extraordinary general meeting via the virtual online program, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend: https://www.cstproxy.com/svfc/2022

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL - If you plan to submit your proxy for the extraordinary general meeting via mail, please mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be

held XXXX XX, 2022. The Notice and Proxy Statement are available at

https://www.cstproxy.com/svfc/2022

SVF INVESTMENT CORP. 3

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints XXXXX, XXXXX and each of them, as proxies, each with the power to appoint his/her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of SVF Investment Corp. 3 (“SVF 3”) held of record by the undersigned at the close of business on XXXXXX, XXXX at the Extraordinary General Meeting (“EGM”) of SVF 3 to be held on XXXXXX, XXXX, or at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 10.	Please mark your votes like this

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve, by ordinary resolution under Cayman Islands law, the Business Combination and adopt the Agreement and Plan of Merger, dated as of December 12, 2021 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among SVF 3, Saturn Acquisition (DE) Corp., a wholly owned subsidiary of SVF 3 (“Merger Sub”), Warehouse Technologies LLC (“Warehouse”) and Symbotic Holdings LLC, a wholly owned subsidiary of Warehouse (“Symbotic Holdings,” and, together with Warehouse and its other subsidiaries, “Symbotic”), and the transactions contemplated thereby, pursuant to which, among other things, (a) SVF 3 will deregister as an exempted company in the Cayman Islands and continue and domesticate as a corporation in the State of Delaware, (b) Merger Sub will merge with and into Interim Symbotic (as defined in the proxy statement/prospectus) with Interim Symbotic surviving the merger as a subsidiary of the Post-Combination Company (the “Merger,” and, together with the Domestication (as defined in the proxy statement/prospectus) and the other transactions contemplated by the Merger Agreement, the “Business Combination”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR	AGAINST	ABSTAIN
Proposal No. 2 — The Domestication Proposal — to consider and vote upon a proposal to approve, by special resolution under Cayman Islands law, assuming the Business Combination Proposal is approved and adopted, the change of SVF 3’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware;	☐	☐	☐
	FOR	AGAINST	ABSTAIN
Proposal No. 3 — The Organizational Documents Proposal — to consider and vote upon a proposal to approve and adopt, by special resolution under Cayman Islands law, assuming the Business Combination Proposal and the Domestication Proposal are approved and adopted, the proposed new certificate of incorporation (the “Proposed Charter”) and bylaws (the “Proposed Bylaws,” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of SVF 3 following the consummation of the Business Combination (the “Post-Combination Company” or “Symbotic Inc.”), which, if approved, would take effect at the time of the Domestication;	☐	☐	☐

Proposal No. 4 — The Governance Proposals — to consider and vote upon, by ordinary resolution under Cayman Islands law, on a non-binding advisory basis, separate proposals with respect to certain governance provisions in the Proposed Charter in order to give holders of SVF 3’s ordinary shares the opportunity to present their separate views on important corporate governance procedures (the “Governance Proposals”);
	FOR	AGAINST	ABSTAIN
Governance Proposal 4A — to increase the authorized share capital from 221,000,000 shares divided into 200,000,000 Class A ordinary shares, par value $0.0001 per share, 20,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share, to authorized capital stock of 4,458,000,000 shares, consisting of (i) 3,000,000,000 shares of Class A common stock, par value $0.0001 per share, (ii) 1,000,000,000 shares of Class V-1 common stock, par value $0.0001 per share, (iii) 450,000,000 shares of Class V-3 common stock, par value $0.0001 per share, (iv) 8,000,000 shares of Class B common stock, par value $0.0001 per share and (v) 50,000,000 shares of preferred stock;	☐	☐	☐

(Continued, and to be marked, dated and signed, on the other side)

Governance Proposal 4B — to provide that the Proposed Charter may be amended by the affirmative vote of a majority of the outstanding shares of voting stock entitled to	FOR ☐	AGAINST ☐	ABSTAIN ☐

vote thereon, voting together as a single class, except that (a) Section 4.03(b) through Section 4.04 and (b) Article V through Article XIV of the Proposed Charter may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least two-thirds of the total voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class;

Governance Proposal 4C — to provide for (i) the election of directors by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the	FOR ☐	AGAINST ☐	ABSTAIN ☐

meeting and entitled to vote on the election of directors, (ii) the filling of newly-created directorships or any vacancy on the board of directors by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director and (iii) the removal of directors with or without cause, but only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock entitled to vote at an election of directors, voting together as a single class;

Governance Proposal 4D — to elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Governance Proposal 4E — to provide that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Governance Proposal 4F — to provide that (i) each holder of record of Class A common stock, Class B common stock and Class V-1 common stock shall be entitled to one vote per	FOR ☐	AGAINST ☐	ABSTAIN ☐

share on all matters which stockholders generally are entitled to vote, and (ii) each holder of record of Class V-3 common stock shall be entitled to three votes per share on all matters which stockholders generally are entitled to vote;

Governance Proposal 4G — to provide that (i) holders of Class A common stock and Class B common stock, as such, shall be entitled to the payment of dividends and other	FOR ☐	AGAINST ☐	ABSTAIN ☐

distributions of cash, stock or property on the Class A common stock and Class B common stock, respectively, when, as and if declared by the board of directors in accordance with law and (ii) except with respect to certain stock dividends, dividends of cash or property may not be declared or paid on Class V-1 common stock or Class V-3 common stock;

Governance Proposal 4H — to eliminate various provisions in Articles applicable only to blank check companies, including the provisions requiring that SVF 3 have net	FOR ☐	AGAINST ☐	ABSTAIN ☐

tangible assets of at least $5,000,001 immediately prior to, or upon such consummation of, a business combination;

Proposal No. 5 — The Director Election Proposal — to consider and vote upon a proposal to elect, by ordinary resolution under Cayman Islands law, seven directors to serve on the Board of Directors of the Post-Combination Company until the 2023 annual meeting of stockholders or until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death;

	FOR	ABSTAIN

Richard B. Cohen	☐	☐

Rollin Ford	☐	☐

Charles Kane	☐	☐

Todd Krasnow	☐	☐

Vikas J. Parekh	☐	☐

Merline Saintil	☐	☐

Michael Rhodin	☐	☐

Proposal No. 6 — The Merger Issuance Proposal — to consider and vote upon a proposal to approve, by ordinary resolution under Cayman Islands law, for purposes of	FOR ☐	AGAINST ☐	ABSTAIN ☐

complying with applicable listing rules of the Nasdaq Capital Market (“NASDAQ”), the issuance of shares of common stock pursuant to the Business Combination;

Proposal No. 7 — The Subscription Agreements Proposal — to consider and vote upon a proposal to approve, by ordinary resolution under Cayman Islands	FOR ☐	AGAINST ☐	ABSTAIN ☐

law, for purposes of complying with applicable listing rules of NASDAQ, the issuance of shares of Class A common stock pursuant to the Subscription Agreements (as defined in the proxy statement/prospectus);

Proposal No. 8 — The Incentive Compensation Plan Proposal — to consider and vote upon a proposal to approve and adopt, by ordinary resolution under Cayman Islands law, the Incentive Compensation Plan (as defined in the proxy statement/prospectus);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 9 — The ESPP Proposal — to consider and vote upon a proposal to approve and adopt, by ordinary resolution under Cayman Islands law, the ESPP (as defined in the proxy statement/prospectus);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 10 — The Adjournment Proposal — to consider and vote upon a proposal to approve, by ordinary resolution under Cayman Islands law, the adjournment of the Extraordinary General Meeting to a later date or dates,	FOR ☐	AGAINST ☐	ABSTAIN ☐

if necessary, to permit further solicitation and vote of proxies (i) to ensure that any required supplement or amendment to the proxy statement or prospectus is provided to SVF 3’s shareholders, and/or (ii) in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Merger Issuance Proposal, the Subscription Agreements Proposal, the Incentive Compensation Plan Proposal or the ESPP Proposal, or we determine that one or more of the closing conditions to Merger Agreement is not satisfied or waived.

CONTROL NUMBER

Signature Signature, if held jointly Date , 2022.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.